Exhibit 24

POWER OF ATTORNEY

     Each person whose signature appears below does hereby make, constitute and appoint James H. DeGraffenreidt, Jr., Terry D. McCallister, Beverly J. Burke and Frederic M. Kline, or any of them singly, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person’s behalf, and in any and all capacities, a Registration Statement on Form S-3 covering the offer and sale of common stock of WGL Holdings, Inc., any and all amendments, including post-effective amendments thereto, under the Securities Act of 1933, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such persons’ substitute or substitutes may lawfully do or cause to be done by virtue hereof.

NAMES	TITLE	DATE

/s/ James H. DeGraffenreidt, Jr. (James H. DeGraffenreidt, Jr.)	Chairman of the Board and Chief Executive Officer and Director	June 29, 2005

/s/ Terry D. McCallister (Terry D. McCallister)	President and Chief Operating Officer	June 29, 2005

/s/ Frederic M. Kline (Frederic M. Kline)	Vice President and Chief Financial Officer (Principal Financial Officer)	June 29, 2005

/s/ Mark P. O’Flynn (Mark P. O’Flynn)	Controller (Principal Accounting Officer)	June 29, 2005

/s/ Michael D. Barnes (Michael D. Barnes)	Director	June 29, 2005

/s/ George P. Clancy, Jr. (George P. Clancy, Jr.)	Director	June 29, 2005

/s/ James W. Dyke, Jr. (James W. Dyke, Jr.)	Director	June 29, 2005

/s/ Melvyn J. Estrin (Melvyn J. Estrin)	Director	June 29, 2005

/s/ James F. Lafond (James F. Lafond)	Director	June 29, 2005

/s/ Debra L. Lee (Debra L. Lee)	Director	June 29, 2005

/s/ Karen Hastie Williams (Karen Hastie Williams)	Director	June 29, 2005